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                                                                  Exhibit 99.(n)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated April 18, 2005 in the Registration Statement (Form N-2) of Fiduciary/Claymore Dynamic Equity Fund and its incorporation by reference in the prospectus of Fiduciary/Claymore Dynamic Equity Fund, filed with the Securities and Exchange Commission in Pre-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-121422) and in Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21687).

                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
April 25, 2005